Exhibit 16

[ Grant Thornton Letterhead ]

June 20, 2008

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	Phoenix Footwear Group, Inc.
File No. 001-31309

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Phoenix Footwear Group, Inc. dated November June 20, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP